UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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CRYOPORT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20382 Barents Sea Circle
Lake Forest, CA 92630

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Friday, August 29, 2014

Dear Fellow Stockholders:	July 29, 2014

The 2014 Annual Meeting of the Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada Corporation (the “Company”), will be held at our corporate offices, located at 20382 Barents Sea Circle, Lake Forest, CA 92630 on Friday, August 29, 2014, at 10:00 a.m. local time, for the following purposes:

(1)	To elect four directors;
(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the fiscal year ending March 31, 2015;
(3)	To approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,500,000 shares to 13,900,000 shares;
(4)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2014 Annual Meeting of Stockholders; and
(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, July 29, 2014 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. This Proxy Statement will be mailed to stockholders on or about August 8, 2014. We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or take advantage of the opportunity to vote your proxy online.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and accompanying 2014 Annual Report are available on the Internet at www.cstproxyvote.com.

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Sincerely,

/s/ Jerrell W. Shelton

Jerrell W. Shelton, Chief Executive Officer

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, AUGUST 29, 2014

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), with respect to the 2014 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held at the Company’s corporate office, 20382 Barents Sea Circle, Lake Forest, CA 92630 on Friday, August 29, 2014, at 10:00 a.m. local time.

The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about August 8, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On August 29, 2014.

The Proxy Statement and 2014 Annual Report are available on the Internet at the following website www.cstproxyvote.com. Information on the website does not constitute a part of this Proxy Statement.

What is the purpose of the Annual Meeting?

The matters to be voted upon at the Annual Meeting are:

(1)	To elect four directors;
(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the fiscal year ending March 31, 2015;
(3)	To approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,500,000 shares to 13,900,000 shares;
(4)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2014 Annual Meeting of Stockholders; and
(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Why am I being provided with these materials?

Owners of record of the Company’s common stock as of the close of business on July 29, 2014 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the Proposals described in this Proxy Statement. This Proxy Statement describes the Proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record owner of the Company’s common stock as of the close of business on the Record Date. Each share of common stock is entitled to one vote. As of July 29, 2014, there will be 60,037.846 shares and 112,097 shares of common stock and Class A preferred stock, respectively, outstanding and entitled to vote.

How do I vote?

There are several ways to cast your vote:

•	You may vote over the Internet, by going to www.cstproxyvote.com. You will need to type in the Control Number indicated on your Proxy Card and follow the instructions.
•	You may vote over the telephone, by dialing 1-866-894-0537 and follow the recorded instructions. You will need the Control Number indicated on your Proxy Card.
•	You may vote by mailing in the Proxy Card ballot. To vote by mail using the enclosed Proxy Card (if you received a printed copy of these proxy materials by mail or if you printed a Proxy Card off the Internet), you will need to complete, sign and date your Proxy Card and return it promptly in the envelope provided or mail it to Continental Stock Transfer & Co. 17 Battery Place — 8th floor, New York, NY 10004, Attention: Proxy Department.
•	You may vote in person, at the commencement of the Annual Meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in the Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR”;
Proposal 2:	The Board recommends a vote “FOR”;
Proposal 3:	The Board recommends a vote “FOR”; and
Proposal 4:	The Board recommends a vote “FOR”;

We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority, at least with respect to Proposal 2.

What types of votes are permitted on each Proposal?

Proposal 1:	You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 4:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” (in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2, 3, and 4 above) your vote will not be counted towards the vote total for such Proposal.

How many votes are needed to approve each Proposal?

Proposal 1:	The four nominees receiving the most “FOR” votes will be elected.
Proposal 2:	There must be a “FOR” vote from the majority of votes cast.
Proposal 3:	There must be a “FOR” vote from the majority of votes cast.
Proposal 4:	There must be a “FOR” vote from the majority of votes cast.

The Board will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm, or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors, the proposal to approve an amendment to our 2011 Stock Incentive Plan, and the proposal to approve, on an advisory basis, the compensation of the named executive officers are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these three matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the vote total for any Proposal.

What if my shares are not registered directly in my name but are held in “street name”?

If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

If I am a beneficial owner of Cryoport shares, how do I vote?

If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. As a beneficial owner, if you would like to vote in person at the Annual Meeting, you must obtain a Legal Proxy from your broker or other applicable registered owner of your shares, in advance of the meeting.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Amended and Restated Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date.

How are the votes counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

Will stockholders be asked to vote on any other matters?

The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

How many Annual Reports and Proxy Statements are delivered to a shared address?

If you and one or more holders of our common stock share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices 20382 Barents Sea Circle, Lake Forest, CA 92630 Attn: Secretary, telephone: (949) 470-2300. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Proxy Card, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Proxy Card.

Can I change or revoke my vote after I submit my proxy?

Even after you have submitted your Proxy Card or voted by telephone or by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed Proxy Card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of five directors. Directors are elected on an annual basis. Four directors will stand for re-election at the 2014 Annual Meeting to serve as a director until the 2015 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. Mr. Wasserman decided not to stand for re-election at the 2014 Annual Meeting when his term expires. The decision of Mr. Wasserman not to stand for re-election to the Board is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2015 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting in person. Each nominee has consented to serve as a director for the ensuing year. If one or more of the four nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the total number of directors.

Directors are elected by a plurality of the shares represented at the meeting, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The three nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

Nominees for Election

The four nominees for election as Directors are set forth in the following table:

Richard G. Rathmann	Richard G. Rathmann, age 53, became a member of our Board in March 2013 and Chairman of the Board in September. He serves as Chairman of the Compensation Committee and is member of the Audit Committee and Governance and Nominating Committee. Mr. Rathmann served for the past eighteen years as a director of various for-profit and non-profit companies. He is the manager of GBR Investments, LLC since 2005 and has served as the Executive Director of the Rathmann Family Foundation since 2002. Mr. Rathmann received his bachelor’s degree from the University of Colorado and his juris doctor degree from Boston College Law School. Mr. Rathmann currently serves on the board of directors of PIN Pharma, SustainaFest, the Rathmann Family Foundation, and Cellerant Therapeutics, where he served as Chairman from 2007 to 2012 and currently serves on the Audit Committee and as Chair of the Compensation Committee.
Ramkumar Mandalam, Ph.D.	Ramkumar Mandalam, age 49, became a member of the Board in June 2014. He is member of the Compensation Committee and Governance and Nominating Committee. Mr. Mandalam is the President and CEO of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders. Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell based therapies for treatment of degenerative diseases and cancer. From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells. Mr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan. Mr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.

Jerrell W. Shelton	Jerrell W. Shelton, age 69, became a member of our Board in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors of the Smithsonian Institution Library.
Edward J. Zecchini	Mr. Zecchini, age 53, became a member of the Board in September 2013. He is Chairman Governance and Nominating Committee and member of the Audit Committee and Compensation Committee. Mr. Zecchini currently serves as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, a leading nationwide provider of information technology solutions to the home healthcare industry, which he joined in May 2010. Prior to that, Mr. Zecchini served as President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries. Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York. Mr. Zecchini currently serves on the board of directors of Insur I.Q. LLC.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF
EACH OF THE NOMINEES

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during the Company’s fiscal year 2014?

During the fiscal year ended March 31, 2014 (“fiscal 2014”), there were ten meetings of the Board as well as several actions taken with the unanimous written consent of the directors. None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any Committee on which the director served during fiscal 2014. While the Company has no formal policy on the matter, directors are generally encouraged to attend our Annual Meetings. Two directors who were directors at the time attended our 2013 Annual Meeting of Stockholders.

Do we have independent directors?

Our Board has affirmatively determined that three of the current directors who have been nominated for re-election at the Annual Meeting are “independent” as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”), with Mr. Mandalam, Mr. Rathmann, and Mr. Zecchini being determined to be independent.

How did the Board make its independence determinations?

The Company is quoted on the OTCQB which is operated by OTC Markets, Inc., which does not have director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence.

What Committees has the Board established?

The Board has established an Audit Committee, a Compensation Committee and Nomination and Governance Committee.

Audit Committee.  The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board has a formally established Audit Committee and adopted an Audit Committee charter. The Audit Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The current members of the Audit Committee are Mr. Wasserman, who is the Audit Committee Chairman, Mr. Rathmann and Mr. Zecchini. The Company has determined that (i) Mr. Wasserman qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Mr. Rathmann and Mr. Zecchini meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC. During fiscal 2014, the Company’s Audit Committee held four meetings during fiscal 2014. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee.  The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The Compensation Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this prospectus.

The current members of the Compensation Committee are Mr. Richard G. Rathmann, who is the Compensation Committee Chairman, Mr. Mandalam, Mr. Wasserman, and Mr. Zecchini, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee held two meetings during fiscal 2014. Ms. Muller was the Chairperson of the Compensation Committee through September 8, 2013, at which point Mr. Rathmann was appointed the Chairperson.

Nomination and Governance Committee.  The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The Nomination and Governance

Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The current members of the Nomination and Governance Committee are Mr. Zecchini, who is the Nomination and Governance Committee Chairman, Mr. Mandalam, Mr. Rathmann, and Mr. Wasserman. The Nomination and Governance Committee held two meetings during fiscal 2014.

What are the Nominating Procedures and Criteria?

Director Qualifications.  The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for director, the Nomination and Governance Committee will assure that:

•	The three directors currently comprising the Audit Committee satisfy the financial literacy requirements required for service on the Audit Committee; and
•	At least one of the directors qualifies as an Audit Committee financial expert under the rules of the SEC.

Identifying Director Candidates.  The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management.

The Nomination and Governance Committee may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

The Nomination and Governance Committee will make their selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the Committee, will be best suited for membership on the Board.

In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Committee may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees.  The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Corporation in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” The Secretary will forward all recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

How is the Board Structured?

Pursuant to our Bylaws, the Chairman of the Board presides at meetings of the Board. The Chairman of the Board is currently Mr. Rathmann.

In general, the Board has adopted a leadership structure whereby either the Chairman of the Board and Chief Executive Officer positions are separate or a Lead Independent Director is appointed. Currently, the Chairman of the Board and the Chief Executive Officer are positions are separate. If, however, at any time the Chairman of the Board of Directors was also serving as the Chief Executive Officer or was otherwise not independent, then a Lead Independent Director would be appointed. We believe that this approach provides strong leadership for the Board of Directors and helps ensure critical and independent thinking by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors.

We believe that having separated Chairman of the Board and Chief Executive Officer positions and the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

What is the Board’s Role in Risk Oversight?

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board allows stockholders to send communications to the Board through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Chairperson of the Nomination and Governance Committee at the Company’s offices at 20382 Barents Sea Circle, Lake Forest, CA 92630.

PROPOSAL 2 — RATIFY APPOINTMENT OF KMJ CORBIN & COMPANY LLP
AS COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected KMJ Corbin & Company LLP to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2015 (“fiscal 2015”). The Board, upon the recommendation of the Audit Committee, has ratified the selection of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for fiscal 2015, subject to ratification by the stockholders. KMJ Corbin & Company LLP has served in this capacity for each of the ten previous fiscal years, including fiscal 2014, and has reported on the Company’s fiscal 2014 consolidated financial statements. During those ten fiscal years, there were no disagreements between the Company and KMJ Corbin & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of KMJ Corbin & Company LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ Corbin & Company LLP as the Company’s independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ Corbin & Company LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to us for the audit and other services provided by KMJ Corbin & Company LLP (“KMJ”) for the Company’s fiscal 2014 and fiscal 2013.

	2014	2013
Audit Fees	$69,325	$66,050
Audit-Related Fees	—	11,960
Tax Fees	7,100	6,275
	$76,425	$84,285

The fees billed to us by KMJ during or related to the fiscal years ended March 31, 2014 and 2013 consist of audit fees, audit-related fees and tax fees, as follows:

Audit Fees.  Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter.

Audit-Related Fees.  Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute such as S-1 and S-8 filings.

Tax Fees.  Represents the aggregate fees billed to us for professional services rendered for tax returns, compliance and tax advice.

All Other Fees.  We did not incur any other fees to KMJ during the fiscal years ended March 31, 2014 and 2013.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the fiscal years ended March 31, 2014 and 2013, all services billed by KMJ were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE 2011 STOCK INCENTIVE
PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE THEREUNDER

General Information

At the Annual Meeting the Company will seek stockholder approval of a proposed amendment to the Cryoport, Inc. 2011 Stock Incentive Plan (the “2011 Incentive Plan”), to increase the number of shares of common stock authorized for issuance thereunder. The 2011 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights (“SARs”), and stock grant awards. The 2011 Incentive Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. The Board has approved the proposed amendment to the 2011 Incentive Plan, which was originally adopted in 2011, and has directed that it be submitted as a proposal for stockholder approval at the Annual Meeting.

The following is a summary of the material terms of the 2011 Incentive Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2011 Incentive Plan, reflecting the proposed amendment, which is attached to this Proxy Statement as Exhibit A. Capitalized terms used but not defined have the meaning given to such term in the 2011 Incentive Plan.

CURRENT PLAN FEATURES

Purpose

The Board believes that the 2011 Incentive Plan will promote the interest and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company.

Administration

The 2011 Incentive Plan will be administered by the Compensation Committee or such other committee as may be designated by the Board (the “Committee”).The Committee must be comprised of at least two (2) members of the Board. Each Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions for exemption from Section 16(b) of the Exchange Act and an “outside director” as defined in Section 162(m) of the Code. The Committee, by majority action, is authorized to interpret the 2011 Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2011 Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2011 Incentive Plan, to the extent they are not inconsistent with the 2011 Incentive Plan.

The Committee will have the authority, to determine the participants who are entitled to receive awards under the 2011 Incentive Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price or exercise price, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, the form of each award agreement, and the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate. The Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards (as described below). Neither the award agreement or the other terms and provisions of any award must be identical for each participant.

The Committee will have the authority to modify existing awards, subject to specified provisions of the 2011 Incentive Plan and the listing requirements of OTCQB which is operated by OTC Markets, Inc., or such other exchange on which the Company stock is traded. The Committee will be prohibited from repricing any previously granted options or SARs without first obtaining stockholder approval.

Stock Subject to 2011 Incentive Plan

A total of 12,400,000 shares of common stock are currently reserved for issuance under the 2011 Incentive Plan and the maximum number of shares of stock that may be issued as incentive stock options under the Plan is currently 12,400,000.

Subject to the express provisions of the 2011 Incentive Plan, if any award granted under the 2011 Incentive Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2011 Incentive Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2011 Incentive Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2011 Incentive Plan.

The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, is currently 1,500,000 shares.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Committee, are eligible to participate in the 2011 Incentive Plan.

Awards Available Under the 2011 Incentive Plan

The following types of awards may be granted pursuant to the 2011 Incentive Plan: options, restricted stock rights, restricted stock, performance shares, performance share units, performance cash awards, stock appreciation rights and stock grant awards.

Stock Options.  The Committee may grant incentive stock options and nonqualified stock options under the 2011 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2011 Incentive Plan will be at least 100% of the fair market value of Company stock on the date granted. No option may be exercised more than ten (10) years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.

Restricted Stock Rights.  The Committee may grant restricted stock rights awards under the 2011 Incentive Plan. A restricted stock right award gives the participant the right to receive common stock or a cash payment equal to the fair market value (determined as of a specified date) in the future. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock rights have no voting rights with respect to the shares of stock subject to their restricted stock rights award.

Restricted Stock.  The Committee may grant restricted stock under the 2011 Incentive Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award (as described below).

Performance Shares.  The Committee may grant performance share awards under the 2011 Incentive Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee. Each performance share will have a value determined by the Committee at the time of grant.

Performance Share Units.  The Committee may grant performance share unit awards under the 2011 Incentive Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee. Each performance share unit will have a value determined by the Committee at the time of grant.

Performance Cash Awards.  The Committee may grant performance cash awards under the Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance goals are satisfied during a performance period specified by the Committee.

Stock Appreciation Rights.  The Committee may grant SARs under the 2011 Incentive Plan. A SAR gives the participant the right to share in the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Stock Grant Awards.  The Committee may grant stock awards under the Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of Stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Performance-Based Awards.  When the Committee grants restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards it may designate the award as a performance-based award. Options and SARs granted pursuant to the 2011 Incentive Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees” as that term is defined in Section 162(m) of the Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Committee may, in its discretion, grant awards under the 2011 Incentive Plan to covered employees that do not qualify for the exception.

The payment of restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income;

cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market penetration, geographic goals, business expansion goals, development of strategic relationships with customers and/or vendors; and development and execution on strategic acquisitions.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award.

The performance criteria and other related aspects of the 2011 Incentive Plan will be subject to stockholder approval again in 2015 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2011 Incentive Plan.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is currently 1,500,000 shares of common stock or the equivalent cash value.

Restrictions

The Committee may impose such restrictions on any awards under the 2011 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control

The Committee, in its sole discretion, may determine that upon a Change in Control (as that term is defined in the 2011 Incentive Plan), all awards, except those awards that qualify as “performance-based compensation” under Section 162(m), shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse. If such a determination is made by the Committee, performance-based awards will vest on a pro-rata basis based on the level of achievement of the performance goals applicable to such awards.

Non-transferability

The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2011 Incentive Plan. Unless otherwise determined by the Committee, no award granted under the 2011 Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2011 Incentive Plan) in favor of a spouse, or, if applicable, until the termination of any restricted or performance period as determined by the Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2011 Incentive Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Committee. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2011 Incentive Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

Amendment, Modification and Termination of 2011 Incentive Plan

Subject to the Board’s right to amend or terminate the 2011 Incentive Plan at any time, the 2011 Incentive Plan will remain in effect until all awards issued under the 2011 Incentive Plan expire, terminate, are exercised or are paid in full in accordance with the 2011 Incentive Plan provisions and any award agreement. However, no award may be granted under the 2011 Incentive Plan after the tenth anniversary of the date the 2011 Incentive Plan is approved by the Company’s stockholders unless the stockholders of the Company vote to approve an extension of the 2011 Incentive Plan prior to such expiration date.

The Board has discretion to terminate, amend or modify the 2011 Incentive Plan. Any such action of the Board is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted by law, the Board may delegate to the Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the 2011 Incentive Plan. Except as otherwise provided in the 2011 Incentive Plan, the Board, Chief Executive Officer and the Committee may not do any of the following without stockholder approval: reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the 2011 Incentive Plan; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options or SARs; or cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2011 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2011 Incentive Plan based on federal income tax laws in effect on January 1, 2011. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock rights, performance shares, performance share units, performance cash awards, or stock grant awards the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for nonqualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2011 Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2011 Incentive Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits Table

Benefits under the 2011 Incentive Plan will depend on the Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2011 Incentive Plan participants.

Proposed Amendment to the 2011 Incentive Plan

The Board has reviewed the options currently remaining in the option pool for the 2011 Incentive Plan and has determined that it is appropriate to increase the number of shares of common stock authorized for issuance under the 2011 Incentive Plan. As of July 16, 2014, (i) 664,892 shares have been issued upon exercise of options granted under the 2011 Incentive Plan and (ii) option grants representing 4,442,066 shares were outstanding under the 2011 Incentive Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the 2011 Incentive Plan. Therefore, the Board has approved the proposed amendment to the 2011 Incentive Plan that would increase the number of shares authorized for issuance under the Plan from 12,400,000 to 13,900,000.

Required Vote

Approval of the amendment to the 2011 Incentive Plan requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN

PROPOSAL NO. 4 — TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN OUR PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say-on-pay” proposal. Consistent with the mandate of the Dodd-Frank Act, we are seeking our stockholders’ approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the related compensation tables in this Proxy Statement).

The Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects the Company performance, job complexity, and strategic value of the position while seeking to ensure the individual’s long-term retention and motivation and alignment with the long-term interests of our stockholders. We are asking our stockholders to indicate their support for our named executive officers compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall fiscal 2014 compensation of our named executive officers described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in our proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required; Board Recommendation

Adoption of this resolution will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting. Abstentions will not be counted as either votes cast for or against the Proposal.

The results of this advisory vote are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of June 13, 2014, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of June 13, 2014, there were 59,987,846 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 20382 Barents Sea Circle, Lake Forest, CA 92630.

The following table gives effect to the shares of common stock issuable within 60 days of June 13, 2014, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

Beneficial Owner	Number of Shares of Preferred Stock Beneficially Owned		Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Jerrell W. Shelton	11,314		3,130,045	(1)	5.0%
Robert S. Stefanovich			350,984	(1)	*
Adam M. Michelin			536,891	(1)	*
Karen M. Muller			541,438	(1)	*
Richard Rathmann	9,376	(4)	4,090,018	(1)	6.6%
Stephen E. Wasserman			589,189	(1)	1.0%
Edward Zecchini			83,333	(1)	*
Ramkumar Mandalam Ph.D.			8,333	(1)	*
All directors and named executive officers as a group (8 persons)			9,330,231	(1)	14.0%
Other Stockholders:
Cranshire Capital Master Fund(3)			3,449,625	(1)	5.4%
Total for all Directors, Executive Officers and Other Stockholders			12,779,856		18.2%

*	Represents less than 1%.
(1)	Includes shares which individuals shown above have the right to acquire as of June 13, 2014, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Shelton — 2,470,045 shares; Mr. Stefanovich — 350,984 shares; Mr. Michelin — 532,755 shares; Ms. Muller — 541,438 shares; Mr. Rathmann — 2,166,593 of which 683,059 are individually owned by Mr. Rathmann and 1,483,534 are owned by GBR Investments, LLC of which Mr. Rathmann is the manager; Mr. Wasserman — 589,189; Mr. Zecchini — 83,333; Dr. Mandalam — 8,333 shares; Cranshire Capital — 3,449,625 shares.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days.
(3)	Cranshire Capital Master Fund, Ltd. address is 3100 Dundee Road, Suite 703, Northbrook, IL 60062.
(4)	GBR Investments, LLC of which Mr. Rathmann is the manager.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the compensation committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our compensation committee has the sole authority and responsibility to review and determine, or recommend to our board of directors for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our compensation committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our compensation committee is composed entirely of independent directors who have never served as officers of our company. Our compensation committee is authorized to engage compensation consultants, but did not do so in fiscal 2014 or 2013.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our shareholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance and attainment of individual and overall company performance objectives and retention concerns. Our president and chief executive officer and our compensation committee believe that substantial portions of executive compensation should be linked to the overall performance of our company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and shareholder value will be considered in the determination of each executive’s compensation.

Generally, our compensation committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For the fiscal year ended March 31, 2014, except for our president and chief executive officer’s compensation, our compensation committee also considered our president and chief executive officer’s executive compensation recommendations. In making such determinations, the compensation committee considered the overall performance of each executive and their contribution to the growth of our company and its products, as well as overall company performance through personal and corporate achievements. As we are not yet cash-flow positive, the compensation committee considered each executive officer’s contributions for the fiscal year ended March 31, 2014, as well as the retention of our executive officers. Given the Company’s limited cash reserves, no cash bonuses were authorized or paid to our executive officers, however, the compensation committee is currently reviewing the issuance of additional stock options to executives to ensure that executive compensation and incentives are at appropriate levels to retain and motivate our executives.

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the company.

Executive Officers of the Company

The Company’s current executive officers are as follows:

Jerrell W. Shelton, age 68, became President and Chief Executive Officer of the Company on November 5, 2012. He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors the Smithsonian Institution Library.

Robert S. Stefanovich, age 49, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company on June 27, 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. From June 15, 2012 to November 4, 2012, Mr. Stefanovich served as the Principal Executive Officer of the Company. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

SUMMARY COMPENSATION TABLE

The following table contains information with respect to the compensation for the fiscal years ended March 31, 2014 and 2013 of our chief executive officer, chief financial officer and former chief executive officer. We refer to the executive officers identified in this table as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary(1) ($)		Bonus ($)	Option Awards(5) ($)		All Other Compensation ($)		Total Compensation ($)
Jerrell W. Shelton President and Chief Executive Officer	2014	300,000	(4)	—	930,358	(3)	—		1,230,358
	2013	122,885	(9)	—	295,380	(7)	4,409	(8)	422,674

Robert S. Stefanovich Chief Financial Officer	2014	225,000	(4)	—	201,028	(6)	—		426,028
	2013	225,000	(4)	—	40,652	(6)	—		265,652
Larry G. Stambaugh Former President, Chief Executive Officer and Chairman	2014	—		—	—		—		—
	2013	6,923	(2)	—	—		241,115	(10)	248,038

(1)	This column represents salary as of the last payroll period prior to or immediately after March 31 of each fiscal year.
(2)	On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh which had an effective commencement date of August 1, 2009, the details of which are described below. $57,794 and $360,000 were paid to Mr. Stambaugh in fiscal 2013 and 2012, respectively, per the terms of the employment agreement. Mr. Stambaugh resigned as President, Chief Executive Officer and Chairman on April 5, 2012.

(3)	This amount represents the fair value of all options granted to Mr. Shelton as compensation for services as a director and officer of the Company during fiscal 2014. Based on the recommendation of the Compensation Committee and approval by the Board, on June 28, 2013, Mr. Shelton was granted an option to purchase 3,902,507 shares of common stock in connection with his engagement as Chief Executive Officer of the Company.
(4)	This amount represents the annual base salary paid.
(5)	This column represents the total grant date fair value of all stock options granted in fiscal 2014 and the Company’s fiscal year ended March 31, 2013. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2014 and 2013, refer to Note 2 “Summary of Significant Accounting Policies” in the Company’s Form 10-K for the period ended March 31, 2014, filed with the SEC on June 25, 2014.
(6)	This amount represents the fair value of all options granted to Mr. Stefanovich as compensation for services during fiscal 2014 and 2013. Based on the recommendation of the Compensation Committee and approval by the Board, on June 28, 2013 and August 3, 2012 Mr. Stefanovich was granted an option to purchase 839,016 and 100,000 shares of common stock, respectively. The exercise price of the options are equal to the fair value of the Company’s stock as of the grant date.
(7)	This amount represents the fair value of all options granted to Mr. Shelton as compensation for services as a director and officer of the Company during fiscal 2013. Based on the recommendation of the Board, on October 22, 2012, Mr. Shelton was granted an option to purchase 100,000 shares of the Company’s common stock upon joining the Board. Based on the recommendation of the Compensation Committee and approval by the Board, on November 5, 2012, Mr. Shelton was granted an option to purchase 1,650,000 shares of common stock in connection with his engagement as Chief Executive Officer of the Company.
(8)	This amount represents board fees paid to Mr. Shelton as compensation for services as a director of the Company during fiscal 2013 prior to becoming Chief Executive Officer of the Company.
(9)	Reflects a pro-rated salary for Mr. Shelton who began employment with the Company on November 5, 2012.
(10)	Amount represents $180,000 severance payment, $50,871 personal time off payout and $10,244 COBRA reimbursements to Mr. Stambaugh per the terms of his separation agreement.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Jerrell W. Shelton

On November 5, 2012, the Company entered into an employment agreement (the “Initial Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Initial Agreement provided a term of six months. The Initial Agreement provided an initial annual base salary of $300,000 during the Term.

In addition, on the date of the Initial Agreement, Mr. Shelton was awarded two options giving him the right to acquire an aggregate of 1,650,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $0.20 per share. The aggregate number of shares was determined by dividing $350,000 by the closing price of the Company’s common stock on the date of the Agreement, or $0.20 per share, and subtracting 100,000 shares, which is the number of shares of common stock that Mr. Shelton was given the right to purchase pursuant to the option that was issued to him in connection with his appointment to the Board of Directors on October 22, 2012. The first option issued in connection with the Agreement was issued under the Company’s 2011 Stock Incentive Plan and provides Mr. Shelton the right to purchase 650,000 shares of the common stock of the Company, which is the maximum that may be awarded to Mr. Shelton in this fiscal year under such plan. Mr. Shelton subsequently exercised 650,000 of these shares in May and November 2013. The second option provided Mr. Shelton the right to purchase 1,000,000 shares of common stock of the Company and was granted outside of the Company’s incentive plans. The options vest in six equal monthly installments during the Term and expire at the earlier of (a) ten years from the date of the Agreement, and (b) five (5) years from the date of the resignation and/or removal of the Mr. Shelton as a member of the Board of Directors of the Company.

On June 28, 2013, after the expiration of the Initial Agreement, the Company entered into a new employment agreement (the “Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Agreement is effective through May 14, 2017 (the “Term”).

The Agreement provides an initial annual base salary of $300,000 during the Term. In addition, on the date of the Agreement, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 3,902,507 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $0.27 per share, and such options were granted outside of the Company’s incentive plans. The option vests immediately with respect to 162,604 shares and the remaining right to purchase the remaining shares vests in equal monthly installments on the fifth day of each month for forty six months beginning on July 5, 2013 and ending on May 5, 2017. Provided that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive fiscal quarters and immediately in the event of a change of control of the Company.

The options expire at the earlier of (a) ten years from the date of the Agreement, and (b) twenty four (24) months from the date of the resignation and/or removal of the Mr. Shelton as Chief Executive Officer of the Company.

Mr. Shelton has agreed during the Term and for a period of one year following the termination of the Agreement, not to solicit, induce, entice or attempt to solicit, induce, or entice any employee of the Company to leave employment with the Company. Payments due to Mr. Shelton upon a termination of his employment agreement are described below.

Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Stefanovich an annual base salary of $225,000 per year. In addition, he is eligible for an incentive bonus targeted at 25% of his annual base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stefanovich’s health insurance coverage in accordance with the Company’s plans and policies while he is an employee of the Company. Mr. Stefanovich is also eligible for fifteen (15) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers. Payments due to Mr. Stefanovich upon a termination of his employment agreement with the Company are described below.

Larry G. Stambaugh (former President and Chief Executive Officer)

On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh, the Company’s former Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and continued in effect until April 5, 2012 (the “Stambaugh Employment Agreement”), the date of Mr. Stambaugh’s resignation. Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh was paid an annual base salary of $360,000. In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, the Company paid Mr. Stambaugh a lump sum severance payment of $180,000 and extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

The Company has no other employment agreements with executive officers of the Company as of March 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of fiscal year ended March 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jerrell W. Shelton	100,000	(1)	—	—		$0.19	10/21/22
	1,000,000	(2)	—	—		$0.20	11/4/22
	894,324	(3)	—	3,008,183	(3)	$0.27	6/27/23
Robert Stefanovich	78,125	(4)	—	46,875	(4)	$0.86	6/19/21
	—	(5)	—	40,000	(5)	$0.43	8/2/22
	22,500	(6)	—	37,500	(6)	$0.43	8/2/22
	157,316	(7)	—	681,700	(7)	$0.27	6/27/23
Larry Stambaugh	362,232	(8)	—	—		$0.66	4/5/17	(10)
	210,000	(9)	—	—	(9)	$0.66	4/5/17	(10)

(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 100,000 shares of common stock exercisable at $0.19 per share on October 22, 2012 upon joining the board of directors. Options vests in twelve equal monthly installments. The exercise price for shares of common stock pursuant to the options is equal to the fair value of the Company’s stock as of the grant date.
(2)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 1,650,000 shares of common stock exercisable at $0.20 per share on November 5, 2012, which vests in six equal monthly installments. 650,000 of these options were issued under the 2011 stock option plan and exercised in May and November 2013 and 1,000,000 were issued outside of a plan. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(3)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 3,902,507 shares of common stock exercisable at $0.27 per share on June 28, 2013. The option vests 2/48th immediately with the remainder vesting 1/48th per month for 46 months. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 125,000 shares of common stock exercisable at $0.86 per share on June 20, 2011. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(5)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 40,000 shares of common stock exercisable at $0.43 per share on August 3, 2012. The option vests based on certain performance criteria. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(6)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 60,000 shares of common stock exercisable at $0.43 per share on August 3, 2012. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(7)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 839,016 shares of common stock exercisable at $0.27 per share on June 28, 2013. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(8)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 362,232 shares of common stock exercisable at $0.66 per share on September 15, 2010, in lieu of payment of his fiscal year 2010 cash bonus of $216,000. The option was fully vested at date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(9)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 420,000 shares of common stock exercisable at $0.66 per share on September 15, 2010. The right to exercise the stock option vested as to 25% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first, second and third anniversary of the grant date. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(10)	In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, which was effective on April 5, 2012, the Company extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

Potential Payments On Termination Or Change In Control

Pursuant to Mr. Shelton’s employment agreement, if Mr. Shelton terminates the Agreement, dies, or is terminated for “Cause” (as defined in the agreement), he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated for Cause, the Company may, to the extent allowed by law set off losses, fines or damages that he has caused as a result of his misconduct. If he is terminated “without cause” (as defined in the agreement), he will be entitled to a continuation of his base salary for three months following termination and one half of unvested options as of date of termination shall become fully vested. In the event the Company terminates his employment, except if for “Cause” (as defined in the agreement), within twelve (12) months after a Change in Control (as defined in the Cryoport, Inc. 2011 Stock Incentive Plan), then, Mr. Shelton will be entitled to: (i) the continuation of his base salary for twelve (12) months following the date of termination, which shall be paid in accordance with the Company’s ordinary payroll practices in effect from time to time, and which shall begin on the first payroll period immediately following the date on which the general release and waiver becomes irrevocable; and (ii) all options previously granted to Mr. Shelton will become fully vested and exercisable as of the date of termination.

Pursuant to Mr. Stefanovich’s employment offer, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control,” as is defined in the Company’s 2009 Stock Incentive Plan, he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and the unvested portion of his stock option grants immediately shall vest in full. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary plus continuation of health benefits for a period of six months.

In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, which was effective on April 5, 2012, the Company paid Mr. Stambaugh a lump sum severance payment of $180,000 and extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

The 2002 Plan, 2009 Plan and 2011 Plan each provide that in the event of a “change of control,” the applicable option agreement may provide that such options or shares will become fully vested and may be immediately exercised by the person who holds the option, at the discretion of the board.

The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

DIRECTOR COMPENSATION

Compensation for the Board is governed by the Company’s Compensation Committee. Effective August 21, 2009 through May 2, 2012 the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee. Effective May 3, 2012, the cash compensation that each non-employee director is paid is $40,000 annually, except for the non-employee Chairman of the Board who is paid $56,000 annually. In addition, each non-employee director who serves as Chairman of one or more Board Committees will be paid additional cash compensation of $8,000 annually for all Committee Chairmanships.

Effective May 3, 2012, each non-employee director is awarded a stock option to purchase 50,000 shares of the Company’s common stock on the date of the Company’s annual meeting of stockholders, except for the non-employee Chairman of the Board who is awarded a stock option to purchase 80,000 shares of the Company’s common stock. In addition, each new non-employee director will be granted a stock option to purchase 100,000 shares of the Company’s common stock upon joining the Board.

On May 3, 2012, Mr. Michelin was granted options to purchase a total of 60,000 shares of the Company’s common stock with an exercise price of $0.44 per share which vested on September 22, 2012 for his service as a director, Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nomination and Governance Committee during fiscal 2012 and fiscal 2013 and Lead Independent Director during fiscal 2012. The options to purchase a total of 35,000 shares were issued in connection with the services he provided during fiscal 2012.

On May 3, 2012, Mr. Wasserman was granted options to purchase a total of 138,356 shares of the Company’s common stock with an exercise price of $0.44 per share which vested on March 29, 2013 for his service as a director, Chairman of the Board and member of the Compensation Committee, Audit Committee and Governance and Nominating Committee during fiscal 2012 and fiscal 2013.

On May 3, 2012, Ms. Muller was granted options to purchase a total of 166,438 shares of the Company’s common stock with an exercise price of $0.44 per share of which 116,438 shares immediately vested and the remaining 50,000 shares vested on September 22, 2012 for her service as a director, Chairman of the Compensation Committee and Nomination and Governance Committee, and a member of the Audit Committee during fiscal 2012 and fiscal 2013. The options to purchase a total of 127,771 shares were issued in connection with the services she provided during fiscal 2012.

On July 12, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.36 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the months of April, May, and June 2012.

Annual awards were granted at the shareholders meeting on September 13, 2012. Mr. Michelin, Ms. Muller and Mr. Wasserman were each granted an option to purchase 50,000, 50,000 and 80,000 shares, respectively, of the Company’s common stock with an exercise price of $0.30 per share.

On October 9, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 125,000 shares of the Company’s common stock with an exercise price of $0.17 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the months of July, August and September 2012.

On December 12, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 50,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock with an exercise price of $0.18 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the month of October and part of November 2012.

Annual awards were granted at the shareholders meeting on September 6, 2013. Mr. Rathmann and Mr. Wasserman were each granted an option to purchase 80,000 and 50,000 shares, respectively, of the Company’s common stock with an exercise price of $0.38 per share.

On September 13, 2013, Mr. Zecchini was granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.40 per share when he joined the board.

On June 16, 2014, Mr. Mandalam was granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.40 per share when he joined the board.

The following table sets forth the director compensation of the non-employee directors of the Company during fiscal 2014.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Adam M. Michelin	$24,000	$—	$—	$—	$24,000
Karen Muller	24,000	—	—	—	24,000
Richard Rathmann	56,445	—	26,300	—	82,745
Stephen Wasserman	52,108	—	16,438	—	68,546
Edward Zecchini	26,400	—	34,632	—	61,032

(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal 2014.
(2)	This column represents the total grant date fair value of all stock options granted in fiscal 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2014, refer to Note 2 “Summary of Significant Accounting Policies” in the Company’s Form 10-K for the period ended March 31, 2014, filed with the SEC on June 25, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm for fiscal 2014.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with KMJ Corbin & Company LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm, KMJ Corbin & Company LLP, also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rules and Standards as adopted by the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report Form 10-K for fiscal 2014 filed with the SEC.

Audit Committee

Stephen E. Wasserman (Chairman)

Richard Rathmann

Edward Zecchini

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

The following related-party transaction were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.

On May 9, 2013, Richard Rathmann, Director, invested $100,000 in the Bridge Notes offered by the Company to certain accredited investors. For information on terms related to the Bridge Notes, refer to Note 8 “Convertible Debentures Payable” in the Company’s Form 10-K for the period ended March 31, 2013 filed with the SEC on June 25, 2013. In addition, on July 12, 2013, GBR Investments, LLC, invested $100,000 in the Bridge Notes offered by the Company to certain accredited investors and also received a warrant to purchase 400,000 shares of common stock at an exercise price of $0.25 per share, pursuant to the terms of such offering. Richard Rathmann is the Manager of GBR investments, LLC and is considered an indirect beneficial owner of these securities.

During the year ended March 31, 2014, the Company issued to certain accredited investors various unsecured promissory notes with the terms as described under Note 7 in the Company’s Form 10-K for the period ended March 31, 2014, filed with the SEC on June 25, 2014. These unsecured promissory notes included $120,000 of the 5% Bridge Notes issued to Jerrell Shelton, the Company’s Chief Executive Officer, $100,000 of the Bridge Notes issued to Richard Rathmann, a member of the Board of Directors of the Company, $200,000 of the Bridge Notes and $100,000 of the 5% Bridge Notes issued to GBR Investments, LLC, of which Richard Rathmann, is the manager. Subsequent to year end, in May 2014, both note holders elected to convert all principal and interest into a newly established Class A Convertible Preferred Stock and warrants to purchase common stock of Cryoport as further described in Note 15 in the Company’s Form 10-K for the period ended March 31, 2014, filed with the SEC on June 25, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2013, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the Proxy Statement and form of proxy relating to the 2014 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC and received by the Secretary, 20382 Barents Sea Circle, Lake Forest, California, 92630, telephone: (949) 470-2300, on or before March 31, 2015. A stockholder proposal submitted other than pursuant to Rule 14a-8 will be timely for purposes of Rule 14a-4(c)(1) if submitted to the Company on or before June 13, 2014. If a proposal is not submitted timely pursuant to Rule 14a-4(c)(1), the proxy holders named in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders will have discretionary authority to vote with respect to any such proposal subsequently raised at that meeting. The Secretary will forward all director nominee recommendations to the Board for its review.

Other Matters

Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Cryoport, Inc., ATTN: Secretary, 20382 Barents Sea Circle, Lake Forest, California 92630.

By Order of the Board of Directors

/s/ Jerrell W. Shelton

Jerrell Shelton, Chief Executive Officer

PLEASE MARK VOTES
AS SHOWN IN THIS EXAMPLE: ☒

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1.
PROPOSAL 1. Election of Directors. Nominees: 01 Richard G. Rathmann, 02 Ramkumar Mandalam, Ph.D., 03 Jerrell W. Shelton, 04 Edward J. Zecchini;	☐	☐	☐	To withhold authority to vote for any one or more individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) number(s) on the line below:

	FOR	AGAINST	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3, AND 4.
PROPOSAL 2. Ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.	☐	☐	☐
PROPOSAL 3. Approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,500,000 shares.	☐	☐	☐
PROPOSAL 4. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2014 Annual Meeting of Stockholders.

By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Signature	Date	Signature	Date

NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE

CRYOPORT, INC.

This Proxy is Solicited on Behalf of the Board of Directors
For the 2014 Annual Meeting of Stockholders
To Be Held Friday, August 29, 2014, at 10 a.m. Pacific Time

The undersigned hereby appoints Robert S. Stefanovich with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of CRYOPORT, INC. to be held on August 29, 2014 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy